FOR IMMEDIATE RELEASE

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES ANNOUNCES
2011 THIRD QUARTER FINANCIAL RESULTS

PINGDINGSHAN, China – May 16, 2011 - SinoCoking Coal and Coke Chemical Industries, Inc. (Nasdaq:SCOK) (the "Company" or "SinoCoking"), a vertically-integrated coal and coke processor, today announced its financial results for the third quarter and nine month period ended March 31, 2011.

Third Quarter 2011 vs. 2010
•
Revenue increased by 30.3% to $19,872,461 from $15,247,494 due to higher prices of coke and coal products largely driven by the coal supply shortage, as well as increased coal tar and washed coal sales, although sales volumes of coke and raw coal decreased.

•	Revenue from the sale of coal products increased by 66.8% to $11.1 million while total metric tons sold decreased by 3.7%.
•	Revenue from the sale of coke products increased by 2.7% to $8.9 million while total metric tons sold decreased by 4.9%.
•	Average selling prices for raw coal, coal tar and coke increased by 20.9%, 10.91% and 7.76%, respectively.
•	Gross margin decreased to 36.4% as compared to 37.0%.
•	Pre-tax income increased to $18,360,914, as compared to a loss of $35,592,355.
•	Including the change in fair value of warrants, net income was $17,138,441, or $0.81 per diluted share, as compared to a net loss of $36,876,262, or $2.39 per share.
•	Excluding the change in fair value of warrants, net income increased to $4,947,206, or $0.23 per diluted share as compared to $2,993,400, or $0.17 per diluted share.

Optimizing Product Mix to Maximize Third Quarter Results
•	We increased our washed coal sales significantly and took advantage of higher selling prices created by the tight coal supply.
•	Conversely, raw coal sales declined as we had a limited amount available to sell, even after the limited resumption of operations at our Hongchang Mine in late 2010.
•	We reduced coke sales as a response to the tight working capital situation of China’s steel industry due to the country’s inflationary control policies.
•	32,041 metric tons were extracted from the Company’s Hongchang Mine, which represent less than 3% of the mine’s total estimated recoverable coal.

Nine Months 2011 vs. 2010
•
Revenue increased by 3.1% to $49,626,255 from $48,140,913 due to increased selling prices for coal and coke products as well as increased sales volumes for coke, coal tar, and washed coal, although raw coal sales decreased.

•	Gross margin decreased to 38.3% as compared to 43.1%.
•	Pre-tax income increased to $29,080,790 as compared to a loss of $21,379,557.
•	Including the change in fair value of warrants, net income was $25,630,716, or $1.22 per diluted share as compared to a net loss of $25,595,586, or $1.82 per share.

SinoCoking News Release	Page 2
May 16, 2011

•	Excluding the change in fair value of warrants, net income decreased to $11,967,338, or $0.57 per diluted share as compared to $14,277,076, or $0.95 per diluted share.

SinoCoking’s Chairman and CEO, Mr. Jianhua LV noted, “Our operating results for the third quarter were again impacted by the government’s plan to consolidate small- and mid-sized coal mines and the related temporary moratorium of mining operations.   As this has been a massive undertaking and the deadline to complete the consolidation has been extended to the end of 2011, we believe that we, along with other consolidators, now have the time needed to work through governmental administrative procedures.”

Mr. Lv added, “The most important development for SinoCoking thus far this year is the April 28th issuance of the business license for our joint-venture with the state-owned conglomerate Henan Province Coal Seam Gas Development and Utilization Co., Ltd. (“Henan Coal Seam Gas”).”

Through this joint-venture, named “Henan Hongyuan Coal Seam Gas Engineering Technology Co., Ltd.” (“Hongyuan CSG”), SinoCoking will be able to:

•	Complete previously announced coal mine acquisitions as well as pursue other potential acquisition opportunities;
•	Secure coal requirements and control its cost of coal as the Company moves forward to complete acquisitions;
•
Utilize the strengths of Henan Coal Seam Gas, including its strong technical resources, skilled mine-safety management team and track record of safe coal mine operations, to improve overall mining efficiency and safety; and,

•	Reduce potential disruptions that future coal mining government policy changes may have on its operations.

The Company will also be able to explore new business opportunities, as Hongyuan CSG’s business parameters under its business license include:

•	Research and development of and technical consulting in coal and coal bed methane (“CBM”) extraction;
•	Research and development in CBM-related engineering;
•	Investment and management of coal, CBM and coke enterprises; and,
•	Sales of mining facilities.

Mr. Lv noted, “Additionally, just a month ago, we secured a RMB 360 million medium-term loan which has significantly improved our financial position and has provided us with the funds needed to accelerate our growth strategy including the completion of the construction of the new coke facility and the purchase of raw materials needed to start production at the new coke facility once construction is completed.  The new facility, which has a projected annual production capacity of 900,000 metric tons, is expected to generate approximately $100-$150 million of revenue and contribute $20-$25 million to our net income per year.  Additionally, our cost estimate for construction of the facility has been reduced from $70 million to $60 million.”

Concluding, Mr. Lv commented, “Through the implementation of our ambitious business plan, we are positioning the Company to be able to meet and adapt to changing demands for coke and coal products.  We remain committed to profitably growing our Company and in so doing, enhancing shareholder value.”

SinoCoking News Release	Page 3
May 16, 2011

Conference Call
SinoCoking’s Chairman and CEO, Jianhua Lv and CFO, Sam Wu will host a conference call on Thursday, May 19, 2011 at 9:00 am ET to discuss these results as well as recent corporate developments.  After opening remarks, there will be a question and answer period.

Interested parties may participate in the call by dialing: (201) 689-8354.  Please call in 10 minutes before the conference is scheduled to begin and ask for the SinoCoking call.  After opening remarks, there will be a question and answer period.  Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to lcati@equityny.com.

The conference call will also be broadcast live over the Internet.  To listen to the webcast, please go to www.sinocokingchina.com and then to the Event Calendar where the conference call is posted. Please go to the website at least 15 minutes early to register, and download and install any necessary audio software.  If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days.  We suggest listeners use Microsoft Internet Explorer as their web browser.

About SinoCoking
SinoCoking and Coke Chemical Industries, Inc., a Florida corporation, is a vertically-integrated coal and coke processor that uses coal from both its own mines and that of third-party mines to produce basic and value-added coal products for steel manufacturers, power generators, and various industrial users. SinoCoking currently has mining rights and capacity to extract 300,000 metric tons of coal per year from its own mines located in the Henan Province in central China. SinoCoking has been producing metallurgical coke since 2002, and acts as a key supplier to regional steel producers in central China. SinoCoking also produces and supplies thermal coal to its customers in central China. SinoCoking owns its assets and conducts its operations through its subsidiaries, Top Favour Limited, a British Virgin Islands holding company, Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd., Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd., Baofeng Coking Factory, Baofeng Hongchang Coal Co., Ltd. and Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd.

For further information about SinoCoking, please refer to our periodic reports filed with the Securities and Exchange Commission.

Forward Looking Statement
This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position and business strategy. The words or phrases "plans", "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "think", "considers" or similar expressions are intended to identify "forward-looking statements." These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from the Company's expectations and estimates. The Company provides no assurances that any potential acquisitions will actually be consummated, or if consummated that such acquisitions will be on terms and conditions anticipated on the date of this press release, and the Company makes no assurances with regard to any results of any such acquisitions.

SinoCoking News Release	Page 4
May 16, 2011

Contact:
SinoCoking	Investor Relations Counsel:
Sam Wu, Chief Financial Officer	The Equity Group Inc.
+ 86-375-2882-999	Lena Cati / lcati@equityny.com / (212) 836-9611
sinocoking@sina.com	Linda Latman / llatman@equityny.com / (212) 836-9609
www.sinocokingchina.com	www.theequitygroup.com

#### ####

See Accompanying Tables

SinoCoking News Release	Page 5
May 16, 2011

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	For the three months ended		For the nine months ended
	March 31,		March 31,
	2011	2010	2011	2010

REVENUE	$19,872,461	$15,247,494	$49,626,255	$48,140,913

COST OF REVENUE	12,636,751	9,605,889	30,635,815	27,411,765

GROSS PROFIT	7,235,710	5,641,605	18,990,440	20,729,148

OPERATING EXPENSES:
Selling	75,894	96,549	231,808	400,544
General and administrative	870,284	1,369,063	2,541,924	1,823,661
Total operating expenses	946,178	1,465,612	2,773,732	2,224,205

INCOME FROM OPERATIONS	6,289,532	4,175,993	16,216,708	18,504,943

OTHER INCOME (EXPENSE), NET
Finance expense, net	(119,311)	(8,666)	(689,367)	(124,629)
Other income (expense), net	(542)	109,980	(109,929)	109,791
Change in fair value of warrants	12,191,235	(39,869,662)	13,663,378	(39,869,662)
Total other income (expense), net	12,071,382	(39,768,348)	12,864,082	(39,884,500)

INCOME (LOSS) BEFORE INCOME TAXES	18,360,914	(35,592,355)	29,080,790	(21,379,557)

PROVISION FOR INCOME TAXES	1,222,473	1,283,907	3,450,074	4,213,029

NET INCOME (LOSS)	17,138,441	(36,876,262)	25,630,716	(25,592,586)

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	2,680,710	29,304	2,680,710	81,976

COMPREHENSIVE INCOME (LOSS)	$19,819,151	$(36,846,958)	$28,311,426	$(25,510,610)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
Basic	21,043,206	15,441,258	20,927,453	14,086,729
Diluted	21,057,332	15,441,258	20,941,252	14,086,729

EARNINGS (LOSS) PER SHARE
Basic	$0.81	$(2.39)	$1.22	$(1.82)
Diluted	$0.81	$(2.39)	$1.22	$(1.82)

SinoCoking News Release	Page 6
May 16, 2011

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	June 30,
	2011	2010
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$5,122,863	$17,403,008
Restricted cash	19,297,500	22,902,000
Loans receivable	2,075,125	2,513,308
Notes receivable	3,048,700	1,045,830
Accounts receivable, trade, net	15,836,081	5,304,684
Other receivables	3,307,921	479,121
Other receivables - related parties	-	477,052
Inventories	7,419,285	2,261,816
Advances to suppliers	5,136,004	4,995,703
Total current assets	61,243,479	57,382,522

PLANT AND EQUIPMENT, net	27,591,252	20,930,413

OTHER ASSETS
Prepayments for land use rights	8,852,625	5,074,485
Prepayments for mine acquisitions	17,406,705	8,858,398
Prepayments for construction of new operating plant	7,919,053	17,303,883
Intangible - land use rights, net	1,909,286	1,892,292
Intangible - mineral rights, net	1,576,441	2,629,437
Investment in cost method affiliate	1,220,000	-
Other assets	116,083	103,110
Total other assets	39,000,193	35,861,605

Total assets	$127,834,924	$114,174,540

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable, trade	$433,107	$291,750
Notes payable	-	2,946,000
Short term loans - bank	15,250,000	14,730,000
Short term loans - others	-	515,550
Other payables and accrued liabilities	591,180	1,433,121
Other payables - related party	380,622	51,381
Customer deposits	158,252	106,830
Taxes payable	1,646,746	1,229,019
Total current liabilities	18,459,907	21,303,651

OTHER LIABILITIES
Warrant derivative liability	15,041,496	30,436,087
Total other liabilities	15,041,496	30,436,087
Total liabilities	33,501,403	51,739,738
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
Common shares, $0.001 par value, 100,000,000 authorized, 21,090,948 and 20,871,192 issued and outstanding as of March 31, 2011 and June 30, 2010, respectively	21,091	20,871
Additional paid-in capital	3,442,083	67,269
Statutory reserves	2,049,654	1,837,395
Retained earnings	85,004,442	59,373,726
Accumulated other comprehensive income	3,816,251	1,135,541
Total shareholders' equity	94,333,521	62,434,802
Total liabilities and shareholders' equity
	$127,834,924	$114,174,540